Exhibit 10.1

                     INSURANCE PREMIUM TERMINATION AGREEMENT

         This is an Insurance Premium Termination Agreement ("Agreement") by and between Comcast Corporation ("Comcast") and Ralph J. Roberts (the "Employee"), effective as of January 30, 2004.

         WHEREAS, Comcast and the Employee are parties to a Compensation Agreement in effect as of the date hereof, which requires that Comcast continue to provide and to maintain the split-dollar life insurance provided to the Employee under previous agreements, and in addition to provide additional survivorship split-dollar life insurance to the Employee and his spouse (collectively "Employee's split-dollar life insurance policies");

         WHEREAS, because of concerns raised by the Sarbanes-Oxley Act of 2002 relating to prohibitions on loans to executive officers, as of July 30, 2002, Comcast ceased to pay that portion of the premiums associated with the Employee's split-dollar life insurance policies which would have represented Comcast's investment therein;

         WHEREAS, Comcast has determined that based on reasonable interest and mortality assumptions, Comcast will save $14,572,551 if it is relieved from its obligation to pay that portion of the premiums associated with the Employee's split-dollar life insurance policies which would represent Comcast's investment therein retroactively to July 30, 2002, and prospectively, as hereinafter provided;

         WHEREAS, based on the closing price for Class A Common stock of Comcast Corporation on January 30, 2004, 423,347 shares have a fair market value of $14,572,551; and

         WHEREAS, Comcast and the Employee wish to terminate Comcast's contractual obligation to pay that portion of the premiums associated with the Employee's split-dollar life insurance policies which would represent Comcast's investment therein, effective as of July 30, 2002, subject to the following terms and conditions;

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. Termination of Comcast Premium Payment Obligation. The Employee waives and relinquishes his right to enforce Comcast's contractual obligation to pay that portion of the premiums associated with the Employee's split-dollar life insurance policies which would have represented Comcast's investment therein for the period commencing on July 30, 2002 and ending on January 30, 2004, and Comcast's contractual obligation to pay that portion of the premiums associated with the Employee's split-dollar life insurance policies which would have represented Comcast's investment therein that Comcast would, but for this Agreement, become contractually obligated to pay on and after January 30, 2004.

         2. Consideration for Termination of Comcast Premium Payment Obligation. In exchange for the Employee's waiver of Comcast's contractual obligations as described in Paragraph 1, pursuant to the Comcast Corporation 2002 Restricted Stock Plan (as amended and restated, effective January 30, 2004) (the "Restricted Stock Plan") Comcast grants the Employee

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423,347 Restricted Stock Units for the Class A Common Stock of Comcast
Corporation in the form of the Restricted Stock Unit Award attached as Exhibit A to this Agreement.

         3. Further Assurances. Comcast and the Employee agree to cooperate and execute such other documents, if any, as may be reasonably necessary to effect the transactions described in this agreement.

         4. Agreement Not to Affect Employment. This Agreement shall not confer upon the Employee any right to continue in the employment of Comcast or any subsidiary or affiliate of Comcast.

         5. Miscellaneous.

                  (a) This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

                  (b) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, Comcast and the Employee have executed this Agreement as of the date written below.

                               COMCAST CORPORATION

                               BY: /s/ Lawrence S. Smith
                                   ---------------------------------------

                               ATTEST: /s/ Arthur R. Block
                                       -----------------------------------

                               1/30/2004
                               -------------------------------------------
                               [Date]

                               RALPH J. ROBERTS
                               -------------------------------------------
                               [Signature]

                               1/30/2004
                               -------------------------------------------
                               [Date]